--------------------------------------------------------------------------------
                                   EXHIBIT 11
                        ANNUAL REPORT TO SECURITY HOLDERS
--------------------------------------------------------------------------------


A Message
From
The Chairman of the Board
and President of
AUL American Series Fund, Inc.

To Participants in AUL American Unit Trust

The U.S. economy continued to surprise investors with its performance during 1997. The current seven year expansion has been unique in that economic growth has remained moderate while inflationary pressures have been subdued. The inflation rate actually declined during 1997, allowing the Federal Reserve to hold monetary policy steady during the last nine months of the year. Other positive economic factors during the year included lower interest rates, higher productivity and improved corporate profit margins.

Equity investors were richly rewarded during the past year with the Dow Jones Industrial Average and the S&P 500 (commonly quoted equity indices) both achieving double digit returns. During 1997, equity investors reacted positively to the combination of slow growth and moderate inflation. However, the volatility of returns increased dramatically during the second half of the year as investors became fearful that corporations would experience a decline in profit growth during 1998. Severe weakness in Asia and Latin America was another principal catalyst causing increased volatility.

Bond yields moved higher in the first quarter of 1997 in reaction to the Federal Reserve Bank's 25 basis point increase in the Federal Funds rate target but declined over the remainder of the year. Moderate inflation, a declining federal deficit, and turmoil in the Asian markets caused the Federal Reserve Bank to withhold any further intervention, despite strong economic growth and low unemployment. As a result, bond returns, especially for bonds with longer maturities, were competitive with common stocks in the last six months of 1997 although they still trailed well behind equity returns for the entire year.
At the present time, most economists are expecting economic growth to decelerate in 1998 as a result of weaker domestic demand and momentum lost from foreign trade. Slower growth does have some positive aspects. However, equity investors remain focused on the possibility of weaker corporate profits.

Equity investors have now experienced three years of phenomenal equity returns, returns which are substantially higher than the long-term averages. The major stock indices could still post further gains during 1998, but the opportunity to dramatically outperform the long-term averages becomes extremely limited. Good bond performance will depend on declining interest rates, continued moderate inflation and bonds being viewed as an "alternative investment" for equity investors.

                                            /s/ James W. Murphy

                                Chairman of the Board of Directors and President
Indianapolis, Indiana
January 20, 1998
1

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2

Report of Independent Accountants




The Contract Owners of
AUL American Unit Trust and
Board of Directors of
American United Life Insurance Company


We have audited the accompanying statements of net assets of AUL American Unit Trust as of December 31, 1997, and the related statements of operations and changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AUL American Unit Trust as of December 31, 1997, and the results of its operations and changes in net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


                                      /s/ Coopers & Lybrand L.L.P.




Indianapolis, Indiana
February 2, 1998
3

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4

                             AUL American Unit Trust
                            STATEMENTS OF NET ASSETS
                                December 31, 1997


                                                  Series Fund                                  Fidelity
                       --------------------------------------------------------------------  ------------
                          Equity     Money Market      Bond       Managed    Tactical Asset  High Income
                       -----------   ------------  ------------  ----------- --------------  ------------

Assets:
Investments at value   $33,955,106   $ 7,349,731   $ 8,490,917   $23,765,300       $ 111      $13,541,887
                       -----------   ------------  ------------  ----------- --------------  ------------
Net Assets .........   $33,955,106   $ 7,349,731   $ 8,490,917   $23,765,300       $ 111      $13,541,887
                       ===========   ===========   ============  =========== ==============  ============

Units
outstanding ........    12,586,036     5,765,433     4,937,428    10,816,324         100        8,053,332
                       ===========   ===========   ============  =========== ==============  ============

Accumulation
Unit Value .........   $      2.70   $      1.27   $      1.72   $      2.20       $ 1.11      $     1.68
                       ===========   ===========   ============  =========== ==============  ============


the accompanying notes are an integral part of the financial statements.
5

                       AUL American Unit Trust
                STATEMENTS OF NET ASSETS (continued)
                          December 31, 1997


                                                              Fidelity
                          ---------------------------------------------------------------------------------
                             Growth     Overseas     Asset Manager   Index 500   Equity-Income  Contrafund
                          -----------   -----------  -------------  ----------- --------------  -----------

    ...................

Assets:
Investments at value ..   $55,118,978   $14,204,012   $50,292,210   $42,003,492   $12,177,905   $16,668,206
                          -----------   -----------   -----------   -----------   -----------   -----------
Net
 Assets ...............   $55,118,978   $14,204,012   $50,292,210   $42,003,492   $12,177,905   $16,668,206
                          ===========   ===========   ===========   ===========   ===========   ===========

Units
outstanding ...........    26,493,376     9,308,550    30,831,927    18,374,733     6,959,675     8,965,623
                          ===========   ===========   ===========   ===========   ===========   ===========

Accumulation Unit Value   $      2.08   $      1.53   $      1.63   $      2.29   $      1.75   $      1.86
                          ===========   ===========   ===========   ===========   ===========   ===========



The accompanying notes are an integral part of the financial statements.
6

                             AUL American Unit Trust
                      STATEMENTS OF NET ASSETS (continued)

                                December 31, 1997

                            American
                            Century        Alger        Calvert     T.RowePrice             PBHG
                         ------------   -----------  ------------- ------------- -----------------------------
                          VP Capital     American       Capital       Equity                    Technology &
                         Appreciation     Growth      Accumulation    Income      Growth II    Communications
                         ------------   -----------   ------------  -----------  ----------   ----------------



Assets:
Investments at value ...  $ 2,309,700   $19,116,058   $ 1,755,044   $21,526,126   $ 62,345           $ 104,911
                          -----------   -----------   -----------   -----------   --------           ---------
Net
 Assets ...............   $ 2,309,700   $19,116,058   $ 1,755,044   $21,526,126   $ 62,345           $ 104,911
                          ===========   ===========   ===========   ===========   ========          ==========

Units
outstanding ...........     1,970,129    10,920,405     1,070,537    11,646,682     58,505             101,585
                          ===========   ===========   ===========   ===========   ========          ==========

Accumulation Unit Value   $      1.17   $      1.75   $      1.64   $      1.85   $   1.07           $    1.03
                          ===========   ===========   ===========   ===========   ========          ==========



The accompanying notes are an integral part of the financial statements.
7

                             AUL American Unit Trust
                      STATEMENTS OF NET ASSETS (continued)
                                December 31, 1997


                                     Janus                Safeco
                          ------------------------- -----------------------
                           Worldwide     Flexible
                            Growth        Income      Equity       Growth
                          ----------   ----------   ----------   ----------
Assets:
Investments at value ..   $2,427,800   $  313,657   $  216,123   $1,505,305
                          ----------   ----------   ----------   ----------

Net Assets ............   $2,427,800   $  313,657   $  216,123   $1,505,305
                          ==========   ==========   ==========   ==========

Units
outstanding ...........    2,126,372      289,354      186,090    1,069,115
                          ==========   ==========   ==========   ==========

Accumulation Unit Value   $     1.14   $    1.08    $     1.16     $   1.41
                          ==========   ==========   ==========   ==========



The accompanying notes are an integral part of the financial statements.
8


                                                            AUL American Unit Trust
                                               STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
                                                  for the years ended December 31, 1997 and 1996


                                                                            Series Fund
                               --------------------------------------------------------------------------------------------
                                              Equity                  Money Market                           Bond
                               ----------------------------- -------------------------------- -----------------------------
                                     1997            1996         1997              1996            1997            1996
                               -------------  -------------- ----------------  -------------  -------------   -------------

Operations:
Dividend income ............   $    788,183    $    342,380    $    286,404    $    196,825    $    579,827    $    400,603
Mortality & expense
 charges ...................        355,069         241,613          73,604          52,481         104,776          81,206
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Investment Income
 (Loss) ....................        433,114         100,767         212,800         144,344         475,051         319,397
                               ------------    ------------    ------------    ------------    ------------    ------------
Gain (Loss) on Investments:
Net realized gain (loss) ...      1,929,622         757,430            --              --           100,116         (29,008)
Net change in
 unrealized gain (loss) ....      4,385,719       2,298,293            --              --           (88,037)       (194,208)
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) ............      6,315,341       3,055,723            --              --            12,079        (223,216)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease)
 in Net Assets from
 Operations ................      6,748,455       3,156,490         212,800         144,344         487,130          96,181
                               ------------    ------------    ------------    ------------    ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ...      9,972,396       5,750,853      33,320,250      19,881,137       2,747,432       2,965,354
Cost of units redeemed .....     (5,083,812)     (3,302,017)    (31,019,567)    (17,646,620)     (2,070,656)     (1,514,837)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase ...................      4,888,584       2,448,836       2,300,683       2,234,517         676,776       1,450,517
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase ...............     11,637,039       5,605,326       2,513,483       2,378,861       1,163,906       1,546,698
Net Assets, beginning ......     22,318,067      16,712,742       4,836,248       2,457,387       7,327,011       5,780,313
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Assets, ending .........   $ 33,955,106    $ 22,318,068     $ 7,349,731      $4,836,248    $  8,490,917    $  7,327,011
                               ============    ============    ============    ============    ============    ============

Units sold .................      4,078,308       2,955,925      26,576,977      16,432,700       1,664,142       1,883,899
Units redeemed .............     (2,081,627)     (1,698,792)    (24,742,816)    (14,567,921)     (1,261,885)       (962,211)
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase ...............      1,996,681       1,257,133       1,834,161       1,864,779         402,257         921,688
Units outstanding, beginning     10,589,355       9,332,222       3,931,272       2,066,493       4,535,171       3,613,483
                               ------------    ------------    ------------    ------------    ------------    ------------

Units outstanding, ending ..     12,586,036      10,589,355       5,765,433       3,931,272       4,937,428       4,535,171
                               ============    ============    ============    ============    ============    ============


The accompanying notes are an integral part of the financial statements.
9

                             AUL American Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996

                                                                 Series Fund                          Fidelity
                                      ----------------------------------------------------- -----------------------------
                                         Managed                       Tactical Asset                 High Income
                                      ----------------------------- ----------------------- -----------------------------
                                           1997            1996      1997(1)                      1997             1996
                                      ------------   -------------  ----------               ------------    ------------
    ...............................

 Operations:
Dividend income ...................   $  1,251,403    $    601,614    $   8                  $    796,755    $    559,290
Mortality & expense
 charges ..........................        265,574         210,007       --                       146,800          97,295
                                      ------------    ------------    -----                  ------------    ------------
Net Investment Income (Loss).......        985,829        391,607         8                       649,955         461,995
                                      ------------    ------------    -----                  ------------    ------------

Gain (Loss) on Investments:
Net realized gain (loss) ..........        671,399         231,999       --                       516,248         147,051
Net change in
 unrealized gain (loss) ...........      2,073,656       1,074,348        3                       596,160         304,521
                                      ------------    ------------    -----                  ------------    ------------
Net Gain (Loss) ...................      2,745,055       1,306,347        3                     1,112,408         451,572
                                      ------------    ------------    -----                  ------------    ------------
Increase (Decrease)
in Net Assets from
Operations ........................      3,730,884       1,697,954       11                     1,762,363         913,567
                                      ------------    ------------    -----                  ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ..........      4,647,229       3,787,607      100                     5,631,914       4,302,859
Cost of units redeemed ............     (3,155,198)     (2,327,899       --                    (3,515,487)     (1,616,681)
                                      ------------    ------------    -----                  ------------    ------------
Increase ..........................      1,492,031       1,459,708      100                     2,116,427       2,686,178
                                      ------------    ------------    -----                  ------------    ------------

Net increase ......................      5,222,915       3,157,662      111                     3,878,790       3,599,745
Net Assets, beginning .............     18,542,385      15,384,723       --                     9,663,097       6,063,352
                                      ------------    ------------    -----                  ------------    ------------
Net Assets, ending ................   $ 23,765,300    $ 18,542,385    $ 111                  $ 13,541,887    $  9,663,097
                                      ============    ============    =====                  ============    ============

Units sold ........................      2,298,195       2,192,882      100                     3,595,859       3,144,988
Units redeemed  ..................      (1,569,057)     (1,347,716)      --                    (2,221,754)     (1,185,689)
                                      ------------    ------------    -----                  ------------    ------------

Net increase ......................        729,138         845,166      100                     1,374,105       1,959,299
Units outstanding, beginning ......     10,087,186       9,242,020       --                     6,679,227       4,719,928
                                      ------------    ------------    -----                  ------------    ------------
Units outstanding, ending .........     10,816,324      10,087,186      100                     8,053,332       6,679,227
                                      ============    ============    =====                  ============    ============


(1) for the Period from May 1, 1997 to December 31, 1997.
The accompanying notes are an integral part of the financial statements.
10

                            AUL American Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996

                                                                        Fidelity
                               --------------------------------------------------------------------------------------------
                                          Growth                        Overseas                        Asset Manager
                               ----------------------------   -----------------------------    ----------------------------
                                     1997           1996            1997            1996            1997            1996
                               ------------    ------------   -------------    ------------    ------------    ------------
    ........................

Operations:
Dividend income ............   $  1,439,710    $  1,686,076    $  1,001,817    $    195,920    $  4,572,177    $  1,858,564
Mortality & expense
 charges ...................        590,413         384,618         171,253         119,355         549,366         396,998
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Investment Income (Loss)        849,297       1,301,458         830,564          76,565       4,022,811       1,461,566
                               ------------    ------------    ------------    ------------    ------------    ------------

Gain (Loss) on Investments:
Net realized gain (loss) ...      2,345,762       2,576,639       1,428,939         588,813       1,075,838         304,397
Net change in
 unrealized gain (loss) ....      5,881,034        (241,271)       (992,681)        428,901       2,515,095       2,252,257
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) ............      8,226,796       2,335,368         436,258       1,017,714       3,590,933       2,556,654
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease)
in Net Assets from
Operations .................      9,076,093       3,636,826       1,266,822       1,094,279       7,613,744       4,018,220
                               ------------    ------------    ------------    ------------    ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ...     17,758,368      20,256,098      16,550,480       8,171,841      11,799,650       9,564,824
Cost of units redeemed .....    (10,186,999)     (7,954,526)    (15,021,536)     (5,759,471)     (5,887,440)     (4,541,090)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase ...................      7,571,369      12,301,572       1,528,944       2,412,370       5,912,210       5,023,734
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase ...............     16,647,462      15,938,398       2,795,766       3,506,649      13,525,954       9,041,954
Net Assets, beginning ......     38,471,516      22,533,118      11,408,246       7,901,597      36,766,256      27,724,302
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Assets, ending .........   $ 55,118,978    $ 38,471,516    $ 14,204,012    $ 11,408,246    $ 50,292,210    $ 36,766,256
                               ============    ============    ============    ============    ============    ============

Units sold .................      9,328,133      12,526,388      10,859,725       6,289,170       7,892,511       7,528,818
Units redeem ...............     (5,394,827)     (4,932,924)     (9,796,364)     (4,429,500)     (3,928,662)     (3,592,303)
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase ...............      3,933,306       7,593,464       1,063,361       1,859,670       3,963,849       3,936,515
Units outstanding, beginning     22,560,070      14,966,606       8,245,189       6,385,519      26,868,078      22,931,563
                               ------------    ------------    ------------    ------------    ------------    ------------
Units outstanding, ending ..     26,493,376      22,560,070       9,308,550       8,245,189      30,831,927      26,868,078
                               ============    ============    ============    ============    ============    ============

The accompanying notes are an integral part of the financial statements.
11

                             AUL American Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996


                                                                            Fidelity
                               ---------------------------------------------------------------------------------------------
                                           Index 500                     Equity-Income                Contrafund
                               ----------------------------    ----------------------------    -----------------------------
                                      1997          1996            1997            1996             1997            1996
                               ------------    ------------    ------------    ------------    ------------    -------------

    ........................

Operations:
Dividend income ............   $    653,527    $    270,229    $    626,460    $     57,407    $    231,987    $     11,446
Mortality & expense
 charges ...................        372,156         134,447         109,686          41,210         148,730          45,564
                               ------------    ------------    ------------    ------------    ------------    -------------
Net Investment Income
(Loss) .....................        281,371         135,782         516,774          16,197          83,257         (34,118)
                               ------------    ------------    ------------    ------------    ------------    -------------

Gain (Loss) on Investments:
Net realized gain (loss) ...      3,803,606       1,142,520         198,968          51,857         480,270         169,050
Net change in
 unrealized gain (loss) ....      3,223,254         903,193       1,255,124         366,426       1,791,596         624,118
                               ------------    ------------    ------------    ------------    ------------    -------------
Net Gain (Loss) ............      7,026,860       2,045,713       1,454,092         418,283       2,271,866         793,168
                               ------------    ------------    ------------    ------------    ------------    -------------
Increase (Decrease)
in Net Assets from
Operations .................      7,308,231       2,181,495       1,970,866         434,480       2,355,123         759,050
                               ------------    ------------    ------------    ------------    ------------    -------------
Contract Owner Transactions:
Proceeds from units sold ...     33,188,691      13,729,783       5,754,994       5,379,426       9,337,115       6,820,829
Cost of units redeemed .....    (15,658,881)     (4,462,861)     (1,406,108)       (887,971)     (2,083,657)     (1,395,994)
                               ------------    ------------    ------------    ------------    ------------    -------------
Increase ...................     17,529,810       9,266,922       4,348,886       4,491,455       7,253,458       5,424,835
                               ------------    ------------    ------------    ------------    ------------    -------------

Net increase ...............     24,838,041      11,448,417       6,319,752       4,925,935       9,608,581       6,183,885
Net Assets, beginning ......     17,165,451       5,717,034       5,858,153         932,218       7,059,625         875,740
                               ------------    ------------    ------------    ------------    ------------    -------------
Net Assets, ending .........   $ 42,003,492    $ 17,165,451    $ 12,177,905    $  5,858,153    $ 16,668,206    $  7,059,625
                               ============    ============    ============

Units sold .................     16,153,810       8,642,574       3,613,383       4,163,357       5,555,376       4,955,599
Units redeemed .............     (7,620,276)     (2,778,057)       (897,167)       (682,030)     (1,245,928)       (991,402)
                               ------------    ------------    ------------    ------------    ------------    -------------

Net increase ...............      8,533,534       5,864,517       2,716,216       3,481,327       4,309,448       3,964,197
Units outstanding, beginning      9,841,199       3,976,682       4,243,459         762,132       4,656,175         691,978
                               ------------    ------------    ------------    ------------    ------------    -------------
Units outstanding, ending ..     18,374,733       9,841,199       6,959,675       4,243,459       8,965,623       4,656,175



The accompanying notes are an integral part of the financial statements.
12

                       AUL American Unit Trust
   STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued) for the years ended December 31, 1997 and 1996


                                        American Century                     Alger                         Calvert
                                ------------------------------ ------------------------------- -------------------------------
                                         VP Cap. Apprec.                American Growth               Capital Accumulation
                                ------------------------------ ------------------------------- -------------------------------
                                      1997             1996            1997            1996            1997            1996
                                ------------      ------------    ------------    ------------    ------------    ------------
    .........................

   Operations:
Dividend income .............   $     44,992      $    158,096    $    123,940    $    118,973    $    181,799    $      1,665
Mortality & expense
 charges ....................         27,094             20,98         182,029          66,741          17,649           8,227
                                ------------      ------------    ------------    ------------    ------------    ------------
Net Investment Income
 (Loss) .....................         17,898           137,115         (58,089)         52,232         164,150          (6,562)
                                ------------      ------------    ------------    ------------    ------------    ------------
Gain (Loss) on Investments:
Net realized gain (loss) ....       (242,024)           50,578       1,909,253         104,611         254,824          24,160
Net change in
unrealized gain (loss) ......         82,323          (299,498)        917,221         441,596        (154,179)         21,786
                                ------------      ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) .............       (159,701)         (248,920)      2,826,474         546,207         100,645          45,946
                                ------------      ------------    ------------    ------------    ------------    ------------
Increase (Decrease)
in Net Assets from
Operations ..................       (141,803)         (111,805)      2,768,385         598,439         264,795          39,384
                                ------------      ------------    ------------    ------------    ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ....      1,386,304         1,647,386      17,980,961      11,464,782       4,105,208       8,157,650
Cost of units redeemed ......     (1,124,243)         (315,880)    (11,040,785)     (3,951,097)     (3,917,872)     (6,984,043)
                                ------------      ------------    ------------    ------------    ------------    ------------
 Increase ...................        262,061         1,331,506       6,940,176       7,513,685         187,336       1,173,607
                                ------------      ------------    ------------    ------------    ------------    ------------

Net increase ................        120,258         1,219,701       9,708,561       8,112,124         452,131       1,212,991
Net Assets, beginning .......      2,189,442           969,741       9,407,497       1,295,373       1,302,913          89,922
                                ------------      ------------    ------------    ------------    ------------    ------------
Net Assets, ending ..........   $  2,309,700      $  2,189,442    $ 19,116,058    $  9,407,497    $  1,755,044    $  1,302,913
                                ============      ============    ============    ============    ============    ============

Units sold ..................      1,148,628         1,282,104      11,056,170       8,577,306       2,790,936       6,165,865
Units redeemed ..............       (964,353)         (244,029)     (6,810,757)     (2,931,153)     (2,690,839)     (5,266,458)
                                ------------      ------------    ------------    ------------    ------------    ------------

Net increase ................        184,275         1,038,075       4,245,413       5,646,153         100,097         899,407
Units outstanding, beginning       1,785,854           747,779       6,674,992       1,028,839         970,440          71,033
                                ------------      ------------    ------------    ------------    ------------    ------------
Units outstanding, ending ...      1,970,129         1,785,854      10,920,405       6,674,992       1,070,537         970,440
                                ============      ============    ============    ============    ============    ============

The accompanying notes are an integral part of the financial statements.
13

                            AUL American Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996


                                         T. Rowe Price                      PBHG                          Janus
                               ----------------------------    ---------------------------     ----------------------------
                                    Equity-Income               Growth II      Technical        Worldwide       Flexible
                                                                                & Comm.           Growth          Income
                               ----------------------------    ------------   ------------     ------------    ------------
                                     1997           1996         1997(1)           1997(1)        1997(1)         1997(1)
                               ------------    ------------    ------------   ------------     ------------    ------------
    ........................

Operations:
Dividend income ............   $    972,267    $    129,361    $       --      $       --      $      5,662    $      7,720
Mortality & expense
 charges ...................        169,670          35,102             286             414           8,550             744
                               ------------    ------------    ------------   ------------     ------------    ------------
Net Investment Income
(Loss) .....................        802,597          94,259            (286)           (414)         (2,888)          6,976
                               ------------    ------------    ------------   ------------     ------------    ------------
Gain (Loss) on Investments:
Net realized gain (loss) ...        433,615         100,208            (340)            463           2,701           2,900
Net change in
unrealized gain (loss) .....      1,951,034         339,665          (1,874)        (13,550)        (10,837)         (3,837)
                               ------------    ------------    ------------   ------------     ------------    ------------
Net Gain (Loss) ............      2,384,649         439,873          (2,214)        (13,087)         (8,136)           (937)
                               ------------    ------------    ------------   ------------     ------------    ------------
Increase (Decrease)
in Net Assets from
Operations .................      3,187,246         534,132          (2,500)        (13,501)        (11,024)          6,039
                               ------------    ------------    ------------   ------------     ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ...     13,767,571       6,412,176          86,468         118,430       2,560,652         410,273
Cost of units redeemed .....     (1,614,233)     (1,238,837)        (21,623)            (18)       (121,828)       (102,655)
                               ------------    ------------    ------------   ------------     ------------    ------------
Increase ...................     12,153,338       5,173,339          64,845         118,412       2,438,824         307,618
                               ------------    ------------    ------------   ------------     ------------    ------------

Net increase ...............     15,340,584       5,707,471          62,345         104,911       2,427,800         313,657
Net Assets, beginning ......      6,185,542         478,071            --              --              --
                               ------------    ------------    ------------   ------------     ------------    ------------
Net Assets, ending .........   $ 21,526,126    $  6,185,542    $     62,345    $    104,911    $  2,427,800    $    313,657
                               ============    ============    ============   =============    ============    ============

Units sold .................      8,362,667       4,786,484          77,370         101,623       2,234,612         385,932
Units redeemed .............       (975,139)       (916,062)        (18,865)            (38)       (108,240)        (96,578)
                               ------------    ------------    ------------   ------------     ------------    ------------

Net increase ...............      7,387,528       3,870,422          58,505         101,585       2,126,372         289,354
Units outstanding, beginning      4,259,154         388,732            --              --              --
                               ------------    ------------    ------------   ------------     ------------    ------------
Units outstanding, ending ..     11,646,682       4,259,154          58,505         101,585       2,126,372         289,354
                               ============    ============    ============   =============    ============    ============



(1) for the Period from May 1, 1997 to December 31, 1997.
The accompanying notes are an integral part of the financial statements.
14

                            AUL American Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996

                                         Safeco
                               --------------------------
                                  Equity       Growth
                               -----------    -----------
                                   1997(1)       1997(1)

Operations:
Dividend income ............   $    15,690    $   242,103
Mortality & expense
 charges ...................           673          4,985
                               -----------    -----------
Net Investment Income
 Loss) .....................        15,017        237,118
                               -----------    -----------

Gain (Loss) on Investments:
Net realized gain (loss) ...          (127)        49,644
Net change in
 unrealized gain (loss) ....       (10,581)      (180,480)
                               -----------    -----------
Net Gain (Loss) ............       (10,708)      (130,836)
                               -----------    -----------

Increase (Decrease)
 in Net Assets from
 Operations ................         4,309        106,282
                               -----------    -----------

Contract Owner Transactions:
Proceeds from units sold ...       212,703      2,041,581
Cost of units redeemed .....          (889)      (642,558)
                               -----------    -----------
Increase ...................       211,814      1,399,023
                               -----------    -----------

Net increase ...............       216,123      1,505,305
Net Assets, beginning ......          --             --
                               -----------    -----------
Net Assets, ending .........   $   216,123    $ 1,505,305
                               ===========    ===========

Units sold .................       186,896      1,550,299
Units redeemed .............          (806)      (481,184)
                               -----------    -----------

Net increase ...............       186,090      1,069,115
Units outstanding, beginning          --             --
                               -----------    -----------
Units outstanding, ending ..       186,090      1,069,115
                               ===========    ===========

(1) for the Period from May 1, 1997 to December 31, 1997.
The accompanying notes are an integral part of the financial statements.
15

(This page is intentionally blank.)
16

                         NOTES TO FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

The AUL American Unit Trust (Variable Account) was established by American United Life Insurance Company (AUL) on August 17, 1989, under procedures established by Indiana law and is registered as a unit investment trust under the Investment Company Act of 1940, as amended. The Variable Account is a segregated investment account of AUL and invests exclusively in shares of mutual fund portfolios offered by the AUL American Series Fund, Inc. (Series Fund), Fidelity Investments Variable Insurance Products Fund and Variable Insurance
Products Fund II (Fidelity), American Century Variable Portfolios, Inc. (American Century), Acacia Capital Corporation (Calvert), T. Rowe Price Equity Series, Inc. (T. Rowe Price), PBHG Insurance Series Fund, Inc. (PBHG), Janus Aspen Series (Janus), and Safeco Resource Series Trust (Safeco).

Security Valuation, Transactions and Related Investment Income

The market value of investments is based on the closing bid prices at December 31, 1997. Investment transactions are accounted for on the trade date and dividend income is recorded on the ex-dividend date.

Mortality and Expense Risks Charges

AUL deducts a daily charge as compensation for the mortality and expense risks assumed by AUL. The charge is equal on an annual basis to 1.25% of the average daily net assets of each investment account. AUL guarantees that the mortality and expense charge shall not increase. The charges incurred during the years ended December 31, 1997 and 1996, were $3,299,521 and $1,935,845, respectively.

Taxes

Operations of the Variable Account are part of, and are taxed with, the operations of AUL, which is taxed as a "life insurance company" under the Internal Revenue Code. Under current law, investment income, including realized and unrealized capital gains of the investment accounts, is not taxed to AUL to the extent it is applied to increase reserves under the contracts. The Variable Account has not been charged for federal and state income taxes since none have been imposed.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Account Charges

AUL may assess a premium tax charge based on premium taxes incurred. Premium taxes currently range between 0% and 3.5%, but are subject to change by governmental entities. AUL deducts an annual administrative charge from each participant's account which may not exceed the lesser of 0.5% of the participant's account value or $7.50 per quarter. The charge is assessed every quarter on a participant account if it is in effect on the quarterly contract anniversary, and the charge is assessed only during the accumulation period. The charges incurred during the years ended December 31, 1997 and 1996, were $306,474 and $156,705, respectively. AUL may assess a withdrawal charge on withdrawals that exceed 10% of the participant's account value as of the last contract anniversary preceding the request for the withdrawal. However, the contract owner has a right to a full refund of the contributions made under a contract for any reason within ten days of original contract purchase. The amount of the withdrawal charge depends upon the number of account years the participant's account has been in existence, as follows:

             Account Year        Withdrawal Charge

                1 - 5                  8%
                6 - 10                 4%
               11 or more              0%

The aggregate withdrawal charges will not exceed 9% of the contributions made by or on behalf of a participant under a contract. The charges incurred during the years ended December 31, 1997 and 1996, were $199,277 and $164,250, respectively.
17

3.  Accumulation  Unit Value

The change in the  Accumulation  Unit Value per unit for the year ended December
31, 1997, or from inception of operation, May 1, 1997, through December 31, 1997, is:

                     12/31/97           12/31/96               Change
                     ---------          --------              -------

 Series Fund:
  Equity        $     2.696745  $       2.107103                28.0%
    Money Market      1.274444          1.229861                 3.6%
    Bond              1.719983          1.614937                 6.5%
    Managed           2.194762          1.837513                19.4%

 Fidelity:
  High Income         1.680960          1.446567                16.2%
    Growth            2.079525          1.705274                21.9%
    Overseas          1.524164          1.383489                10.2%
    Asset Manager     1.630253          1.368222                19.2%
    Index 500         2.284968          1.743597                31.0%
    Equity-Income     1.746514          1.380472                26.5%
    Contrafund        1.858720          1.516110                22.6%

 American Century:
  VP Capital
     Appreciation     1.170649          1.225326                 4.5%

 Alger:
  American Growth     1.750190          1.409348                24.2%

 Calvert:
 Capital Accumulation 1.638970          1.342590                22.1%

 T. Rowe Price:
  Equity Income       1.847792          1.452068                27.3%

                      12/31/97        5/1/97                   Change
                     ---------        ----------            ----------

 Series Fund:
  Tactical Asset    $ 1.110125  $       0.982323                13.0%

 PBHG:
  Growth II           1.066050          1.000000                 6.6%
    Technology &
      Communications  1.032340          1.000000                 3.2%

 Janus:
  Worldwide Growth    1.141625          1.009977                13.0%
    Flexible Income   1.083840          0.996134                 8.8%

 Safeco:
  Equity              1.160728          0.983650                18.0%
      Growth          1.407808          0.934137                50.7%
18

4. Cost of Investments
The cost of Investments at December 31, 1997, is:
Series Fund:
Equity           $ 25,679,798
Money Market        7,349,731
Bond                8,568,459
Managed            19,726,300
Tactical Asset            108
Fidelity:
High Income        12,145,069
Growth             46,243,970
Overseas           14,324,559
Asset Manager      42,930,321
Index 500          37,053,469
Equity-Income      10,524,539
Contrafund         14,249,523
American Century:
VP Capital
 Appreciation       2,440,947
Alger:
American Growth    17,764,282
Calvert:
Capital
 Accumulation     $ 1,890,794
T. Rowe Price:
Equity Income      19,222,727
PBHG:
Growth II              64,219
Technology &
Communications        118,460
Janus:
Worldwide Growth    2,438,637
Flexible Income       317,493
Safeco:
Equity                266,704
Growth              1,685,785

5. Net Assets
Net Assets at December 31, 1997, are:

                                                                      Series Fund                                   Fidelity
                                      -------------------------------------------------------------------------   ------------
                                          Equity      Money Market         Bond          Managed      Tactical    High Income
                                                                                                        Asset
                                      ------------    ------------    ------------    ------------   ----------   ------------
    ...............................

Proceeds from units  sold .........   $ 33,744,283    $ 62,846,304    $ 12,415,383    $ 24,678,320    $     100   $ 16,469,854
Cost of units redeemed ............    (13,052,100)    (55,950,493)     (5,187,784)     (8,877,164)          --     (6,307,081)
Net investment income (loss) ......      1,694,295         453,920       1,333,027       2,814,761            8      1,379,071
Net realized gain (loss) ..........      3,293,320            --             7,833       1,110,383           --        603,225
Unrealized gain  (loss) ...........      8,275,308            --           (77,542)      4,039,000            3      1,396,818
                                      ------------    ------------    ------------    ------------    ---------   ------------
                                      $ 33,955,106    $  7,349,731    $  8,490,917    $ 23,765,300    $     111   $ 13,541,887
                                      ============    ============    ============    ============    =========   ============

                                                                               Fidelity
                               ----------------------------------------------------------------------------------------------
                                  Growth         Overseas      Asset Mgr.      Index 500       Equity-Inc.      Contrafund
                               ------------    ------------    ------------    ------------    ------------    --------------

Proceeds from units sold ...   $ 62,834,314    $ 35,566,301    $ 53,512,060    $ 52,826,740    $ 12,030,080    $ 17,060,560
Cost of units redeemed .....    (24,817,049)    (24,218,248)    (17,501,851)    (21,358,726)     (2,299,406)     (3,517,855)
Net investment income (loss)      2,112,167         830,176       5,873,016         413,029         536,101          57,169
Net realized gain (loss) ...      6,114,538       2,146,330       1,047,096       5,172,426         257,764         649,649
Unrealized gain (loss)......      8,875,008        (120,547)      7,361,889       4,950,023       1,653,366       2,418,683
                               ------------    ------------    ------------    ------------    ------------    ------------
                               $ 55,118,978    $ 14,204,012    $ 50,292,210    $ 42,003,492    $ 12,177,905    $ 16,668,206
                               ============    ============    ============    ============    ============    ============

                                 American
                                  Century         Alger           Calvert      T.RowePrice                     PBHG
                               -------------   ------------    ------------    ------------   ------------------------------
                                 VP  Capital    American        Capital                                       Technical &
                                Appreciation      Growth       Accumulation     Equity Inc.      Growth II    Communications
                               -------------   ------------    ------------    ------------    ------------   --------------

Proceeds from units sold ...   $  4,000,036    $ 30,851,046    $ 12,364,085    $ 20,645,739    $     86,468    $    118,430
Cost of units redeemed .....     (1,545,589)    (15,090,054)    (10,914,743)     (2,864,132)        (21,623)            (18)
Net investment income (loss)        148,100          (8,240)        162,157         899,986            (286)           (414)
Net realized gain (loss) ...       (161,600)      2,011,530         279,295         541,134            (340)            463
Unrealized gain (loss) .....       (131,247)      1,351,776        (135,750)      2,303,399          (1,874)        (13,550)
                                -----------    ------------    ------------    ------------    ------------    ------------
                               $  2,309,700    $ 19,116,058    $  1,755,044    $ 21,526,126    $     62,345    $    104,911
                               ============    ============    ============    ============    ============    ============


                                          Janus                       Safeco
                               --------------------------    ----------------------------
                                Worldwide       Flexible
                                  Growth         Income        Equity         Growth
                               ------------   -----------    -----------    -------------

Proceeds from units sold ...   $ 2,560,652    $   410,273    $   212,703    $ 2,041,581
Cost of units redeemed .....      (121,828)      (102,655)          (889)      (642,558)
Net investment income (loss)        (2,888)         6,976         15,017        237,118
Net realized gain (loss) ...         2,701          2,900           (127)        49,644
Unrealized gain (loss) .....       (10,837)        (3,837)       (10,581)      (180,480)

                               $ 2,427,800    $   313,657    $   216,123    $ 1,505,305

20